                                                                                  Exhibit 99.1

FOR IMMEDIATE RELEASE

Nephros Reports Departure of Director

NEW YORK, NY – May 23, 2007 – Nephros, Inc. (AMEX:NEP) today announced that, on May 22, 2007, Dr. Bernard Salick submitted his resignation from the Company’s Board of Directors (the “Board”) effective immediately to pursue other business interests. Dr. Salick had no disagreements with the Company on any matters related to the Company's operations, policies or practices.

William J. Fox, Executive Chairman of the Board stated, “On behalf of the entire Board of Nephros, I want to thank Bernard for his dedicated service and many valued contributions to the Company.”

About Nephros Inc.
Nephros, Inc., headquartered in New York, is a medical device company developing and marketing products designed to improve the quality of life for the End-Stage Renal Disease (ESRD) patient, while addressing the critical financial and clinical needs of the care provider. ESRD is a disease state characterized by the irreversible loss of kidney function. Nephros believes that its products, particularly its Mid-Dilution Hemodiafiltration therapy, are designed to remove a range of harmful substances more effectively, and more cost-effectively, than existing ESRD treatment methods; particularly with respect to substances known collectively as "middle molecules," due to their molecular weight, that have been found to contribute to such conditions as dialysis-related amyloidosis, carpal tunnel syndrome, degenerative bone disease and, ultimately, mortality in the ESRD patient. Nephros products are currently being used in over fifty clinics in Europe, and are distributed in Italy, France and Belgium.

Nephros also markets a line of water filtration products, the Dual Stage Ultrafilter (DSU). The Company's patented dual stage cold sterilization Ultrafilter has the capability to filter out bacteria and, due to its exceptional filtration levels, filter out many viruses and parasites. The DSU proprietary design provides dual-stage filtration reducing the risk of filtration failure. With initial focus on health care, the DSU is in a pilot-use program at a major medical center and has been selected for further development by the US Marine Corps. The Company considers the DSU a significant breakthrough in providing affordable and reliable water filtration. The DSU is based on Nephros' proprietary water filtration technology originally designed for medical use in its H2H machine, and is a complimentary product line to the Company's main focus, the ESRD therapy business.

For more information on Nephros please visit the Company's website, www.nephros.com.

Forward Looking Statements
This news release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may include statements regarding the efficacy and intended use of Nephros' technologies, the timelines for bringing such products to market and the availability of funding sources for continued development of such products and other statements that are not historical facts, including statements which may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. For such statements, Nephros claims the protection of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are not guarantees of future performance are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of Nephros. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that: (i) products that appeared promising to Nephros in research or clinical trials may not demonstrate anticipated efficacy, safety or cost savings in subsequent pre-clinical or clinical trials; (ii) Nephros may not obtain appropriate or necessary governmental approvals to achieve its business plan or effectively market its products; (iii) Nephros may not to satisfy its debt obligations when they become due and payable and meet its anticipated cash needs and may not be successful in obtaining additional funding in order to continue operations or fund its clinical trials; and (iv) Nephros may be unable to show progress consistent with its plan of compliance to meet the American Stock Exchange's continued listing standards or may be otherwise unable to timely regain compliance with the AMEX listing standards. More detailed information about Nephros and the risk factors that may affect the realization of forward-looking statements is set forth in Nephros' filings with the Securities and Exchange Commission, including Nephros' Annual Report on Form 10-KSB filed with the SEC for the fiscal year ended December 31, 2006 and Nephros’ Quarterly Report filed on Form 10-QSB filed with the SEC for the quarter ended March 31, 2007.  Investors and security holders are urged to read this document free of charge on the SEC's web site at www.sec.gov. Nephros does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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CONTACTS:

Norman Barta, CEO
Nephros, Inc.
212 781-5113

Paul G. Henning
Cameron Associates
212 554-5462
phenning@cameronassoc.com